[Material indicated with brackets has been omitted from this document pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is deemed not to be material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that the information has been redacted.]

NORTHEAST FULLERTON JOINT VENTURE AGREEMENT

THIS NORTHEAST FULLERTON JOINT VENTURE AGREEMENT, is made and entered into by and between Boa Vista, LLC (“Boa Vista”), a New Mexico Limited Liability Company, and Circle Energy, Inc. (“Circle”), a Nevada Corporation.

The Northeast Fullerton Joint Venture consists of 25% Boa Vista-75% Circle in an approximately 880-acre Area of Mutual Interest as shown on the attached map and described as follows:

a) [***], Andrews County, Texas.

b) [***], Andrews County, Texas.

c) [***], Andrews County, Texas.

The [***] Lease, [***], is part of this Northeast Fullerton Join Venture Agreement.

Boa Vista and Circle intend to use AAPL 610-1989 or AAPL 610-2015 or similar operating agreement for the Northeast Fullerton Joint Venture.

The liabilities of the parties shall be severed and not joint or collective, and each party shall be responsible only for its share of the costs and liabilities incurred as provided herein or in the signed operating agreement.

All notices required by this Agreement, unless otherwise specifically provided, shall be given in writing by mail, telegraph, or express, postage or charges prepaid and addressed as follows:

Circle Energy, Inc.Boa Vista, LLC

8211 E. Regal Place857 Post Road #145

Tulsa, OK 74133Fairfield, CT  06824

918-994-0693239-860-7000

This joint venture agreement may be executed in one or more counterparts with the same effect as if all the signatures on such counterparts appeared one document.  All executed counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF,

Boa Vista, LLC, a New Mexico Limited Liability Company

By:

Name:	RM Merolla

Title:	Manager

(Acknowledgement)

State of _______________________

County of   ____________________

On this ________ of May in the year 2025 before me, a Notary Public in and for said state, personally appeared __________________________________ known to me to be the person described in or has produced a driver’s license as identification and who executed the within instrument, and acknowledged to me that ____________________________ executed this free and voluntary act for the purposes therein stated on behalf of Boa Vista, LLC.

My Commission Expires:

_____________________________          _____________________________

Notary Public

______________________________

Circle Energy, Inc., a Nevada Corporation,

By:

Name:	William R. Broaddrick

Title:	CFO

(Corporate Acknowledgement)

State of _______________________

County of   ____________________

On this ________ of May in the year 2025 before me, a Notary Public in and for said state, personally appeared __________________________________ known to me to be the person described in or has produced a driver’s license as identification and who executed the within instrument, and acknowledged to me that ______________________________________ executed this free and voluntary act for the purposes therein stated on behalf of Circle Energy, Inc.

My Commission Expires:

_____________________________          _____________________________

Notary Public